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                                                                   EXHIBIT 23(B)





INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the Joint Proxy Statement and Prospectus in this Registration Statement of Cavalier Homes, Inc. on Form S-4 of our report dated February 28, 1997, appearing in the Annual Report on Form 10-K of Cavalier Homes, Inc. for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/  Deloitte & Touche LLP

Birmingham, Alabama
November 28, 1997